Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Managers
Philadelphia Energy Solutions, LLC:

              We consent to the use of our report dated October 27, 2014 with respect to the balance sheet of PES Logistics Partners, L.P. as of September 30, 2014 included herein the registration statement on Form S-1 of PES Logistics Partners, L.P. to issue Common Units representing Limited Partner Interests, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
October 27, 2014